Exhibit 3.1

Delaware The First State Page 1 7527556 8100 SR# 20224203483 You may verify this certificate online at corp.delaware.gov/authver.shtml Authentication: 205041772 Date: 12 - 08 - 22 I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “GAMING TECHNOLOGIES, INC.”, FILED IN THIS OFFICE ON THE SEVENTH DAY OF DECEMBER, A.D. 2022, AT 3:31 O`CLOCK P.M. AND I DO HEREBY FURTHER CERTIFY THAT THE EFFECTIVE DATE OF THE AFORESAID CERTIFICATE OF AMENDMENT IS THE EIGHTH DAY OF DECEMBER, A.D. 2022 AT 9 O'CLOCK A.M.

State of Delaware Secretary of State Division of Corporations Delivered 03:31 PM 12/07/2022 FILED 03:31 PM 12/07/2022 SR 20224203483 - File Number 7527556	CERTIFICATE OF AMENDMENT TO CERTIFICATE OF INCORPORATION

OF

GAMING TECHNOLOGIES, INC.

Gaming Technologies, Inc. (the "Corporation"), a corporation organized and existing under the General Corporation Law of the State of Delaware (the "DGCL"), does hereby certify:

1. This Certificate of Amendment (the "Certificate of Amendment") amends the provisions of the Corporation's Certificate of Incorporation filed with the Secretary of State of the State of Delaware on July 23, 2019, as amended by the Certificate of Amendment of Certificate of Incorporation filed with the filed with the Secretary of State of the State of Delaware on December 21, 2020 (the "Certificate of Incorporation").

2. Article IV of the Certificate of Incorporation shall be amended to read in its entirety as follows:

"(a).  This Company is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares which the Company is authorized to issue is 405,000,000 shares, each with a par value of $0.001 per share, of which 400,000,000 shares shall be Common Stock and 5,000,000 shares shall be Preferred Stock.

"(b). The Preferred Stock may be issued from time to time in one or more series. The board of directors is hereby authorized, by filing a certificate pursuant to the applicable laws of the state of Delaware and within the limitations and restrictions stated in this Certificate of Incorporation, to determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock and the number of shares constituting and such series and the designation thereof, or any of them; and to increase or decrease the number of shares of any series subsequent to the issuance of shares of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series."

3. Resolutions were duly adopted by the Board of Directors of the Corporation setting forth the foregoing Certificate of Amendment to the Certificate of Incorporation, and declaring said amendment to be advisable and recommended for approval by the stockholders of the Corporation

4. That in lieu of a meeting and vote of the stockholders of the Corporation (the "Stockholders"), the Stockholders have given written consent to said amendment in accordance with the provisions of Section 228 of the DGCL, and written notice of the adoption of the amendments has been given as provided in Section 228 of the DGCL to every stockholder entitled to such notice. The number of shares voting in favor of the foregoing amendment equaled or exceeded the vote required.

5. The aforesaid amendment to the Certificate of Incorporation will take effect on the 8th day of December, 2022 at 9:00 a.m. Eastern Standard Time.

6. The foregoing amendment to the Corporation's Certificate of Incorporation was duly adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware.

GAMING TECHNOLOGIES, INC.

By:	/s/ Jason Drummond

Name:	Jason Drummond

Title:	President and Chief Executive Officer